EXHIBIT 99(p)(2)


                         VOYAGEUR ASSET MANAGEMENT INC.
                                 CODE OF ETHICS


INTRODUCTION
------------

         This Code of Ethics (the "Code") has been approved by the Executive Committee of Voyageur Asset Management Inc. ("Voyageur"). This Code applies to all Voyageur directors, officers and employees.

         Adherence to the Code is a condition of your employment with Voyageur. In other words, violations of the Code may result in written warnings, written reprimands, fines, the cancellation of transactions, disgorgement of profits, the suspension or cancellation of personal trading privileges and the suspension or termination of employment.

         If you are uncertain about how any provision of the Code applies to you, you should contact your manager or the Compliance Department.

         All Voyageur directors, officers and employees are also required to review, understand and comply with the RBC Code of Conduct, which is accessible online via RBCnet. Employees are required to successfully complete the Code of Conduct eLearning Program Test and Acknowledgement once every two years, and new employees must successfully complete the Code of Conduct eLearning Program within 30 days of their start date.

APPLICABLE REGULATIONS
----------------------

o Section 204A, Rule 204A-1, and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended
o Section 17(j), Rule 17j-1, and Rule 38a-1 under the Investment Company Act of 1940, as amended

POLICIES
--------

STANDARDS OF BUSINESS CONDUCT

         Voyageur shall conduct its business at all times consistent with its status as a fiduciary to its clients. This means Voyageur has affirmative duties of care, loyalty, honesty, and good faith in connection with all of its activities for its clients and must act in the best interests of its clients. This includes putting client interests first at all times.

         This Code and Voyageur's other policies and procedures address certain specific elements of Voyageur's fiduciary obligations. However, they cannot and are not intended to address all of the circumstances in which a consideration of Voyageur's fiduciary obligations will arise.

         Accordingly, Voyageur expects all employees to adhere strictly to the specific requirements of this Code and any other Voyageur policies and procedures, but to also think beyond them and to conduct themselves with honesty and integrity in accordance with Voyageur's fiduciary obligations. Any activity that compromises Voyageur's integrity, even if it does not expressly violate a rule or a specific provision of this Code, has the potential to harm Voyageur's reputation and may result in scrutiny or further Senior Management action.


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COMPLIANCE WITH U.S. FEDERAL SECURITIES LAWS

         As a participant in the securities industry, Voyageur's activities are governed by the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Bank Secrecy Act and the applicable rules adopted under these acts by certain U.S. federal agencies, including the Securities and Exchange Commission (the "Federal Securities Laws").

         In addition to adhering strictly to the specific requirements of this Code and all other Voyageur policies and procedures, Voyageur expects all employees to be generally aware of how the Federal Securities Laws apply to our business activities and to comply with them at all times. This Code and other Voyageur policies and procedures are reasonably designed to prevent Voyageur and its employees from violating the Federal Securities Laws, and to detect and correct any violations which do occur. However, they do not and are not intended to address every element of the Federal Securities Laws.

         Accordingly, the Compliance Department will, from time to time as necessary, issue notices or facilitate training to make Voyageur employees aware of important aspects of or changes to the applicable Federal Securities Laws.

CONFIDENTIALITY OF INFORMATION

         Voyageur and its employees share a duty to ensure the confidentiality of client information, including client holdings, transactions and securities recommendations. This includes such information related to the Tamarack Funds and any other mutual funds for which Voyageur provides investment advisory services. To ensure this duty is fulfilled, Voyageur has adopted this Code, the RBC Code of Conduct, and the RBC Client Privacy Policy. All employees are required to adhere to the provisions of these policies. All employees are also prohibited from disclosing confidential information concerning Voyageur, including any trade secrets or other proprietary information.

CONFLICTS OF INTEREST

         You should be aware of activities that may involve conflicts of interest. Given the nature of Voyageur's business, conflicts can arise in various contexts: between an employee's interests and the interests of Voyageur or a client, between Voyageur's interests and client interests, and between various client interests as well. When thinking about conflicts, client interests must always come before Voyageur and employee interests. If you are concerned that a situation you encounter or an activity that you are involved in may present a conflict between your personal interests and a client's interests or between Voyageur's business interests and a client's interests, contact your manager or the CCO for guidance.

         See the section "Related Policies" below for further information on applicable policies related to certain conflicts of interest.

PERSONAL TRADING

         This Code of Ethics is designed to prevent, detect and correct personal securities trading activities that violate the Federal Securities Laws and the fiduciary obligations that Voyageur and its employees owe to clients. The specific procedures related to personal trading are set forth below and require, among other things, the reporting of personal securities transactions and holdings and the pre-approval of certain types of transactions.

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         It is a violation of the fiduciary obligation owed to clients (and also a violation of the Federal Securities Laws) to use the knowledge you have about the trading activity or proposed trading activity in clients' accounts to engage in manipulative or improper trades for your own benefit. The terms "trading ahead" or "front running" are used to describe the improper practice where an employee trades for his or her own account before a trade in the same security occurs on behalf of a client's account, knowing that the effect of the trading in the client's account will be to his or her personal benefit. The pre-clearance requirement and the blackout period procedures explained below are designed to prevent, detect and correct these improper practices.

         The personal trading procedures are also reasonably designed to allow Voyageur to address potential or actual issues related to trading on the basis of material, non-public information, commonly referred to as "insider trading". If you believe you have come into possession of inside information, you must immediately notify the Compliance Department, and you cannot trade in or otherwise communicate with others about the securities of the issuer (or any related securities or instruments) about which you believe you have inside information. Voyageur has adopted a separate policy on "Inside Information and Insider Trading" which can help you identify whether the information you have received would be considered "inside information" and what to do if you think might be in possession of such information.

REPORTING VIOLATIONS

         Ensuring that Voyageur conducts its business in accordance with its fiduciary obligations to clients and in compliance with the Federal Securities Laws is a responsibility that is shared by all Voyageur employees. Any employee who believes that there has been a violation of this Code, any other Voyageur policy or procedure, or any applicable aspect of the Federal Securities Laws or their related rules, must report the violation promptly to the Compliance Department.

         Voyageur strives to create an atmosphere that encourages the "good faith" reporting of suspected violations. Accordingly, senior management will take great care to protect the identity of employees who report suspected violations. In order to do so, employees should feel free to ask the CCO to meet outside of the Voyageur offices or to discuss a suspected violation from a home telephone, outside of regular business hours. In order to ensure that we are able to gather the most accurate information possible when investigating a suspected violation, and in an attempt to prevent malicious reports which are not in "good faith", anonymous reports are not encouraged.

         Although all reports will be treated on a confidential basis initially, there will, of course, be a point at which a suspected violator will become aware of any resulting investigation. Any form of retaliation against an employee who has reported, or who may have reported a violation or suspected violation in "good faith" will, itself, be considered a violation of this Code.

PROCEDURES RELATED TO PERSONAL TRADING AND OTHER MATTERS
--------------------------------------------------------

1.       DEFINITIONS

"COVERED PERSONS" - These rules and procedures govern the personal securities trading of all Voyageur employees, officers and directors. These persons are referred to as "Covered Persons".

"COVERED ACCOUNTS" - These rules and procedures apply to all securities and transactions in securities in any account in which any Covered Persons, their spouses and members of their immediate family who share the same household, have beneficial ownership. Beneficial ownership includes having any direct or indirect financial interest in any account - including an account with a financial institution or 401(k) plan or other employee benefit account - regardless of the name in which the account is held. Beneficial ownership also includes having any discretionary control over the purchase or sale of securities in any such account. These accounts are referred to as "Covered Accounts".

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NOTE:    529 PLAN ACCOUNTS THAT DO NOT HOLD COVERED INVESTMENTS AS DEFINED BELOW
         ARE NOT COVERED ACCOUNTS.

"COVERED INVESTMENTS" - These rules and procedures apply to all personal securities investments in Covered Accounts, including investments in any options on securities. The term "securities" is broadly defined to include essentially all types of equity and debt investments, EXCEPT that these rules and procedures do not apply to investments in: U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments, unit investment trusts or variable or fixed annuities (where no investment discretion is involved) or shares of registered investment companies (mutual funds) for which Voyageur does not serve as investment adviser or sub-adviser. As of the date of this policy, Voyageur serves as investment adviser or sub-adviser to the following mutual funds (which are thus considered "Covered Investments"):

         o        The Tamarack Funds
         o        Access Capital Strategies Community Investment Fund

NOTE: FUTURES - ALTHOUGH FUTURES ARE NOT "SECURITIES", CERTAIN FUTURES INSTRUMENTS COULD BE USED IN CERTAIN INVESTMENT STRATEGIES FOR VOYAGEUR CLIENT ACCOUNTS. ACCORDINGLY, THEY ARE SUBJECT TO THE REPORTING REQUIREMENTS OF THESE RULES UNDER SECTION 3 BELOW. THE COMPLIANCE DEPARTMENT WILL PERIODICALLY REVIEW ANY FUTURES TRADING FOR ABUSES AND CONFLICTS AND RESERVES THE RIGHT TO SUBJECT SUCH TRADES TO PRE-CLEARANCE AND OTHER REQUIREMENTS.

"INVESTMENT CLUBS" - Investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Because each member of the investment club generally participates in the investment decision making process, each Covered Person belonging to such a club must first obtain written, documented approval from the Compliance Department before participating in any investment club. Approval will be given only if the Covered Person can demonstrate that no potential conflict of interest will arise if approval is granted. Such approval is requested by means of the "Investment Club Pre-Approval Form", attached as Exhibit A. Participation in an investment club is deemed "Beneficial Ownership" of the securities held by such investment club and as a result it is considered a Covered Account for purposes of these procedures, except as set forth below. Investment club accounts may not be used to undermine these procedures. The Compliance Department reserves the right to cancel approval of participation in an Investment Club at any time for any reason.

"THIRD PARTY MANAGER ACCOUNT" - The term "Third Party Manager Account" refers to a Covered Account where a third party has investment management discretion regarding securities transactions pursuant to a written, executed investment management or advisory agreement addressing the Covered Account. Whether a Covered Account is considered a Third Party Manager Account rests in the discretion of the Compliance Department, in consultation with Legal, based on its assessment of the risks presented by such arrangement. In seeking approval for a Third Party Manager Account, a Covered Person must:

         o Provide the Compliance Department with a copy of the executed investment management or advisory agreement;
         o        Represent in writing as follows:
                  o that the Covered Person shall not use the Third Party Manager Account to circumvent the letter or spirit of this Code of Ethics
                  o that the Covered Person shall not discuss with the investment manager or adviser any nonpublic information regarding any Voyageur clients' actual or contemplated purchases or sales of securities or any of Voyageur's nonpublic securities recommendations;


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                  o        that complete Third Party Manager Account statements
                           shall be provided to the Compliance Department consistent with the requirements of the Code; and
                  o that the Covered Person shall provide whatever cooperation the Compliance Department requests in connection with it monitoring and oversight activities related to the Covered Account.

         No Covered Person shall consider a Covered Account to be a Third Party Manager Account until written approval from the Compliance Department is received. The Compliance Department reserves the right to cancel approval of a Third Party Manager Account at any time for any reason.

         In connection with oversight of Third Party Manager Accounts, the Compliance Department will conduct and document post trade reviews in order to detect any inappropriate trading activities.

2.       REPORTING REQUIREMENTS

         All reports discussed below shall be reviewed by the Compliance Department pursuant to its separate procedures.

HOLDINGS REPORTS

         UPON HIRING - No later than ten (10) calendar days after the start of employment or any other occurrence that results in an individual being deemed a "Covered Person" (e.g., appointment to the Voyageur Board of Directors), each Covered Person must provide to the Compliance Department a list of all Covered Accounts and all Covered Investments current as of a date no more than 45 days prior to the date the individual became a Covered Person (the "Initial Holdings Report").

         ANNUALLY - Each year all Covered Persons must provide a list of their Covered Accounts owned and Covered Investments held, as of a date no more than 45 days prior to the date of the report (the "Annual Holdings Report"). The Compliance Department may facilitate this process using whatever reasonable means it determines necessary to satisfy this requirement.

QUARTERLY TRANSACTION REPORTS

         As a general matter, each Covered Person is required to provide quarterly reports identifying all transactions in Covered Investments no later than 30 days after the end of each calendar quarter. Voyageur requires that all Covered Persons make arrangements with their broker-dealers or other financial intermediaries with which they maintain Covered Accounts to have such parties send duplicate transaction confirmations and quarterly account statements directly to the Compliance Department within the required time period.(1) Covered Persons with Covered Accounts at RBC Dain Rauscher or Charles Schwab & Co. are not required to make such arrangements because of Voyageur's pre-existing arrangements with these firms to receive such information automatically at quarter-end.

         If you have arranged for your broker-dealer or other financial intermediary to provide the required transaction information directly to the Compliance Department, or if you have a Covered Account at RBC Dain Rauscher or Charles Schwab & Co., you do not need to provide quarterly reports identifying all transactions in Covered Investments to the Compliance Department. This exemption does not apply to the Initial or Annual Holdings Reports.

_________________
(1) Upon a Covered Person's request, the Compliance Department may assist in making these arrangements. It remains the Covered Person's responsibility, however, to ensure that the duplicate statements and confirmations are provided. These materials should be sent to Voyageur Asset Management Inc., Attention:
Compliance Department, 100 South 5th Street, Suite 2300, Minneapolis, MN 55402.

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         Quarterly transaction information related to any other Covered Accounts for which the Compliance Department is not receiving statements or information directly from the broker-dealer or other intermediary must be reported to the Compliance Department using a form available from the Department.

3.       PRE-CLEARANCE REQUIREMENTS

     a. Except as set forth in Section 4 below, a Covered Person may not engage in a personal securities transaction in a Covered Investment until the transaction has been pre-approved ("pre-cleared"), either by using the Compliance Tracking Application ("CTA") or, if the system is unavailable, from a member of the Compliance Department in writing. If the CTA system is unavailable, the pre-clearance form (Exhibit B- "Request for Permission to Engage in Personal Securities Transaction") must be completed and submitted to the Compliance Department for review. This form may be obtained from the Compliance Department and also is available on the Network U drive, Common\Compliance\Forms\trade req. form.

     b. Pre-clearance is effective until the close of trading on the trading day following the date of pre-clearance. The granting of pre-clearance is indicated by the confirmation provided on the CTA system or by the date of the e-mail of approval sent by the Compliance Department to the Covered Person.

     c. Pre-clearance is not required for certain types of Covered Accounts and Covered Investments, as set forth in Section 4 below.

     d. A summary description of the pre-clearance requirements for various securities is attached as Exhibit F.

4.       PRE-CLEARANCE NOT REQUIRED

         The Compliance Department has determined that certain types of Covered Accounts and Covered Investments do not present the sort of risks that require pre-clearance at this time. These Covered Accounts and Covered Investments are still subject to the "Reporting Requirements" and "Policies" sections of this Code of Ethics, however. In connection with its review and evaluation of information reported for Covered Accounts and Covered Investments not subject to the pre-clearance requirement, the Compliance Department reserves the right to change this policy generally or with respect to any individual Covered Person at any time.

     a. Covered Accounts that are Investment Clubs are generally not subject to the pre-clearance requirements unless
             o the proposed transaction involves securities of Royal Bank of Canada;
             o the Covered Person has sole control over the Investment Club's investment decisions; or
             o Covered Persons make up 50% or more of the Investment Club's members.

     b.  Covered Accounts that are Third Party Manager Accounts.

     c. Covered Accounts or Covered Investments that involve transactions resulting solely from automatic investment plans, including dividend reinvestment plans and direct stock purchase plans. However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be pre-cleared.

     d.  Covered Investments that are one or more of the Tamarack Funds.


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5.       PRE-CLEARANCE RULES

         a. BLACKOUT PERIOD - Covered Persons may not purchase or sell a security during a period from 7 calendar days before through 7 calendar days after the date on which any portfolio managed by Voyageur purchases or sells the same security.

                  When a Covered Person submits a pre-clearance request, the CTA system will automatically access firm systems and applications to review records for trades in the same security. If there has been a transaction within the 7 calendar days prior to the pre-clearance request, the request will be denied. If the preclearance request is provided to a Compliance Department member, the same reviews will be handled on a manual basis.

                  The Covered Person is required to verify that he or she has no knowledge of any intent on the part of anyone at Voyageur to engage in a transaction in the security for a client portfolio. When a request for pre-clearance is approved, the Compliance Department will monitor trading activity in client portfolios for 7 calendar days following the pre-clearance approval date. If there is a trade in a client's portfolio in the same security during that time, the Compliance Department will investigate and may require the Covered Person to submit a written explanation of the circumstances surrounding the transaction. If the Compliance Department is not satisfied that the Covered Person effected his or her trade without knowledge of the impending client transaction, the Covered Person may be required to reverse the trade and forfeit any resulting gains.

                  "DE MINIMIS" EXEMPTION - The "de minimis" exemption may apply to limit the application of the blackout period discussed above. Note: Trades covered by the "de minimis" exemption still must be pre-cleared, and are subject to all other requirements of these rules and procedures.

                  The "de minimis" exemption may apply only if the following requirements are met:

                      o The transaction must be for the purchase or sale of 2,000 shares or fewer. In the case of options, the transaction must be for 20 or fewer contracts.
                      o The issuer of the securities must have a market capitalization of at least $1 billion. In the case of options, the underlying security must have a market capitalization of at least $1 billion. Market capitalization determinations are calculated electronically when using the CTA system. Covered Persons certify market capitalization amounts in the pre-clearance process when using the Form, and the Compliance Department verifies all such market cap determinations made when using the Form. Permission may be granted to a Covered Person under the "de minimis" exemption for any particular security only once every thirty (30) days.
                      o The transaction must be free from any actual and/or apparent conflicts of interest. In particular, the "de minimis" exemption is not available to Covered Persons in a Portfolio Management or research capacity.
                      o The permission granted under the "de minimis" exemption is valid for ten (10) calendar days from the date of pre-clearance approval. The date of pre-clearance approval is indicated by the confirmation provided on the CTA system or by the date of the e-mail of approval sent by the Compliance Department to the Covered Person.


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         b.       SHORT-SWING TRADING - Covered Persons also are prohibited from profiting from any "opposite transaction" in the same or equivalent security within 60 calendar days of a purchase or sale. For purposes of this rule, a last-in, first-out ("LIFO") rule will be applied, matching any transaction with any opposite transaction within 60 days. This prohibition also applies to shares of the Tamarack Funds, other than the Tamarack money market funds. The Compliance Department may grant exceptions to this restriction in extraordinary circumstances. All such exceptions; however, must be approved in advance by the Compliance Department. The purchase and/or sale of option contracts may not be used to circumvent this restriction. The Covered Accounts identified in Section 4.a-c above as not being subject to the pre-clearance requirements are also not subject to this prohibition.

         c. PRIVATE PLACEMENTS - Covered Persons may purchase privately placed securities, subject to advance review and approval by the Compliance Department. Requests for approval must be submitted on the Private Placement Pre-Approval Form attached as Exhibit C. Approval will be granted in the sole discretion of the Compliance Department and will be based in part on the Covered Person's ability to demonstrate that no current or potential conflict of interest will arise if she or he is permitted to purchase the security in question. The "de minimis" exemption discussed above does not apply to purchases of privately placed securities. Employees who own privately placed securities, whether held at the start of employment or acquired during their employment, may at any time be required to halt any and all transactions involving those securities or even divest the securities if potential conflicts of interest should arise.

6.       INITIAL PUBLIC OFFERINGS ("IPOS")

         Covered Persons are prohibited from purchasing securities in initial public offerings. In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must bring the information about the impending IPO to the attention of the Compliance Department.

7.       WATCHLIST OR RESTRICTED SECURITIES

         Voyageur may from time to time for a variety of reasons identify issuers whose securities Covered Persons are restricted from trading. If an issuer is on the Restricted List, no trading will be permitted. If an issuer is on the Watchlist, trading may be approved depending on the facts and circumstances of the request and the requestor. For more information on the Restricted List and the Watchlist, please refer to the Voyageur policy "Inside Information and Insider Trading".

8.       SPECIAL RULES APPLICABLE TO TRADING OF ROYAL BANK OF CANADA SECURITIES

         a. Voyageur employees are prohibited from trading in securities of Royal Bank of Canada ("Royal Bank") (including the Royal Bank Common Stock Fund which is part of the RBC Dain Rauscher 401(k) plan) if they are in receipt of material, non-public information about Royal Bank or its direct or indirect subsidiaries. For more information on what constitutes "material, non-public information", please refer to the Voyageur policy "Inside Information and Insider Trading".

         b. All Voyageur employees are prohibited from short selling Royal Bank securities. The only exception to this prohibition is for employees exercising options in conjunction with a sale of their shares under an employee compensation plan, provided that settlement of the options takes place within 10 days of the sale of the Royal Bank shares.

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         c.       Certain Voyageur directors or senior officers may also be
                  subject to Royal Bank trading windows. Please refer to the RBC Financial Group Enterprise-Wide Policy on Inside Information, Information Barriers and Personal (Employee) Trading for your additional obligations and consult the trading window calendar before each trade by visiting RBC.net/Functional Groups/Group Risk Management /Compliance/Policies/Insider Trading and Information Barriers/Trading Window Calendar.

         d. Certain Voyageur directors and senior officers may be deemed insiders of Royal Bank for purposes of the BANK ACT (Canada) and are prohibited from trading puts or calls on Royal Bank securities.

         e. Pre-clearance is not required to commence the automatic purchase of shares of the Royal Bank Common Stock Fund through contributions into the RBC Dain Rauscher 401(k) plan or to increase or decrease the amount of contributions, but pre-clearance is required in respect of a sale of shares of the Royal Bank Common Stock Fund.

9.       DESIGNATED BROKERS

         You must maintain your personal brokerage and trading accounts with a "Designated Broker" (currently RBC Dain Rauscher or Charles Schwab). If you are a new hire, you must transfer your account(s) to the Designated Broker within a reasonable period of time from your initial commencement of employment. You are responsible for costs associated with transferring personal brokerage account(s). If you are maintaining a brokerage account other than with a designated broker, you are required to immediately disclose this to the Compliance Department. Based upon a determination by the Compliance Department, certain exemptions may be granted that would allow the employee to continue maintaining his or her personal brokerage account(s) with a non-designated broker.

         All employees that are maintaining a brokerage or trading account with a non-designated broker must ensure that duplicate copies of account statements and confirmations are sent directly to the attention of the Compliance Department.

         Accounts that exclusively hold non Covered Investments may be maintained at any brokerage house/investment company; however, you must inform the Compliance Department of these accounts, and arrange for duplicate account statements and confirmations to be provided to the Compliance Department.

10.      EXTRAORDINARY EXEMPTIONS

         The Compliance Department may grant limited exemptions to certain of the above requirements in its sole discretion, where extraordinary circumstances warrant and the Compliance Department is satisfied that granting the exemption would not represent a breach of the Federal Securities Laws, a breach of Voyageur's fiduciary obligations or undue risk to Voyageur or its clients. All requests for such exemptions shall be in writing and the Compliance Department's responses thereto shall be documented and maintained in a file.

11.      ACKNOWLEDGEMENTS AND CERTIFICATIONS

         a.       INITIAL AND ANNUAL ACKNOWLEDGEMENT

                  Attached as Exhibit D is a form of acknowledgment (the "Acknowledgment") that employees are asked to sign in when this Code is first provided. The signed copy of the Acknowledgment will be kept in the employee file. Annually thereafter, employees are required to provide a similar acknowledgement either in written or electronic form. Employees will be provided with copies of any revisions or amendments to this Code, and will be asked to acknowledge receipt either electronically or in writing, which will also be kept on file.


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         b.       QUARTERLY CERTIFICATION

                  Attached as Exhibit E is a quarterly certification required of all Voyageur directors, officers and employees.

12.      ENFORCEMENT AND SANCTIONS

         a.       PROCESS AND RESPONSIBILITY

         The Compliance Department has the primary responsibility for determining whether violations of the Code have occurred and if so, for recommending any sanctions with respect to violations. The ultimate responsibility for determining sanctions shall rest with Voyageur's President. If the alleged violator is a member of the Compliance Department, the matter must be reported to the President, who shall have responsibility for enforcing the Code and determining any sanctions.

         Voyageur shall maintain a written record of all such violations and any action taken as a result.

         A violator of the Code may be terminated, suspended, reduced in salary or position or sanctioned in any other manner in the discretion of the person or persons enforcing the Code. In determining appropriate sanctions, the person or persons enforcing the Code may consider any factors they deem relevant, including, without limitation: (i) the degree of willfulness of the violation;
(ii) the severity of the violation; (iii) the extent, if any, to which the violator profited or benefited from the violation; (iv) the adverse effect, if any, of the violation on any Clients; (v) the market value and liquidity of the class of securities involved in the violation; (vi) the prior violations, if any, of this Code by the violator; and (vii) the circumstances of discovery of the violation. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

         b.       OPPORTUNITY TO RESPOND

         A person deemed in violation of the Code shall have the opportunity to respond to all charges, orally or in writing.

13.      REVIEWS OF COMPLIANCE DEPARTMENT PERSONNEL TRADES

         In order to prevent any potential conflicts of interest in the personal trading activities of Compliance Department personnel, such personnel are not permitted to pre-clear, review, or assess compliance with the Code of Ethics as it relates to their respective personal trading activities.

         Currently, the Compliance Department has designated the Senior Compliance Analyst as the person primarily responsible for administering the provisions of the Code. Such Senior Compliance Analyst is therefore responsible for administering the Code with respect to members of the Compliance Department. The Senior Compliance Analyst's immediate supervisor, however, is responsible for administering the Code with respect to the personal trading activities of the Senior Compliance Analyst. If such immediate supervisor is not available, the CCO shall designate another member of the Compliance Department.

ESCALATION
----------

         Upon becoming aware of a violation of the Code of Ethics, the Compliance Department will first conduct an interview with the Covered Person to determine the circumstances surrounding the violation. Next, a thorough review of all fact and circumstances of the situation will be conducted to determine the materiality of the violation.

         In general, where the violation has not been deemed material in nature, a first violation will result in a disciplinary memo issued to the Covered Person, in which he or she must acknowledge in writing that he or she has again reviewed the requirements of the Code of Ethics and will comply with its requirements going forward.

         A second or subsequent violation, or a violation deemed to be material in nature will result in more severe repercussions including but not limited to: a monetary fine, disgorgement of profit, additional training or suspension of personal trading privileges. Egregious situations or persistent violations of the Code of Ethics may result in termination. All repercussions beyond a disciplinary memo will be determined by the CCO in conjunction with the manager of the Covered Person, the President or both.

REPORTING
---------

         The Compliance Department shall report on its monitoring and other related activities on an intermittent basis to the Voyageur Compliance Committee and/or the Voyageur Executive Committee.

         The CCO or her designee shall report on its monitoring and other related activities quarterly and annually to the Board of Directors of any affiliated mutual fund complex.

RECORDKEEPING
-------------

RECORDS REQUIRED TO BE KEPT FOR FIVE YEARS (MINIMUM TWO YEARS ON-SITE)

         o        All initial and annual holdings reports
         o        All transaction confirmations and quarterly account statements
         o A copy of the Code of Ethics currently in effect and any that have been in effect within the past five years
         o A record of any violation of the Code of Ethics and of any action taken as a result of the violation
         o All written Acknowledgements of the Code of Ethics for each person who is currently, or within the past five years was, an employee or supervised person of the Voyageur
         o A list of persons who are currently, or within the past five years were, employees or supervised persons of Voyageur
         o All records relating to the approval of Investment Clubs and Third Party Manager Accounts
         o All records related to the granting of exemptions to the Code of Ethics
         o All records documenting the annual review of the Code of Ethics
         o All records of pre-clearance requests and the responses thereto
         o All records of any approval of investments in private placements

DISCLOSURE
----------

         Form ADV Part II, Item 9 requires Voyageur to describe its Code of Ethics in Schedule F thereto.

BUSINESS OWNER
--------------

Compliance Department

EXHIBITS
--------

     o   Exhibit A:  Investment Club Pre-Approval Form
     o   Exhibit B:  Request for Permission to Engage in a Personal Securities
                       Transaction
     o   Exhibit C:  Private Placement Pre-Approval Form
     o   Exhibit D:  Acknowledgement of the Code of Ethics
     o   Exhibit E:  Quarterly Compliance Certification
     o   Exhibit F:  Pre-clearance Requirement Reference Chart


RELATED POLICIES AND PROCEDURES
-------------------------------

     o   Voyageur Policy on Inside Information and Insider Trading
     o   RBC Code of Conduct
     o RBC Policy on Inside Information, Information Barriers and Personal (Employee) Trading
     o   RBC Client Privacy Policy
     o   RBC Policy on Gifts and Entertainment


ANNUAL REVIEW
-------------

         An annual review of these policies and procedures to assess adequacy and effectiveness of implementation is conducted in conjunction with Voyageur's annual review of its compliance program under Rule 206(4)-7 of the Advisers Act.

APPROVAL DATE
-------------

December 13, 2007

                                    EXHIBIT A
                         VOYAGEUR ASSET MANAGEMENT INC.
                        INVESTMENT CLUB PRE-APPROVAL FORM


Date: ___________________________________

PERSONAL INFORMATION

Name: __________________________________________________________________________


Department:  ___________________________________________________________________


INVESTMENT CLUB(S) INFORMATION

Name of Investment Club(s): ____________________________________________________


Principals of Investment Club(s): ______________________________________________

Person who trades: ____ Self ____ Spouse ____ Other (explain)___________________


Positions held: ________________________________________________________________

______________________________________

Are you on the Board of Directors? _____________________________________________


Are you on an investment decision-making committee? ____________________________


Are you involved in making security transactions recommendations? ______________

Are you involved in subsidizing the Fund? ______________________________________


I am fully aware I must continue to abide by Voyageur's Code of Ethics, Compliance Policies and Insider Trading Regulations.

I will direct the Club's broker-dealer or other intermediary to send confirmations and statements to the Compliance Department.


Signature ______________________________________________________________________
               Date ______________________________________

COMPLIANCE DEPARTMENT USE

Date Reviewed: __________________                              Approved ______
Reviewed by: ____________________                              Denied   ______

                                    EXHIBIT B
REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

(Transactions must NOT be executed until pre-clearance has been granted by the Compliance Department in writing.)

I hereby request permission to [ ] BUY [ ] SELL (CHECK ONE) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest or legal title:


____________________________       _____________________________________________
DATE                               NAME


==================================================================================================================================
    # OF SHARES                      NAME OF SECURITY                        SYMBOL                          BROKER
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

I believe that the above listed transaction is not prohibited by the Code of Ethics or the Voyageur Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading and to Govern Personal Securities Trading (found in the Voyageur Compliance Manual) to which I am subject.

To the best of my knowledge, this transaction is not potentially harmful to any accounts or portfolios* distributed, managed and/or serviced by Voyageur, given the size of the transaction compared to the existing market for such securities. Furthermore, to my knowledge, none of the accounts or portfolios* distributed, managed and/or serviced by Voyageur has purchased or sold the security listed above during the last seven days; and

To the best of my knowledge, the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any accounts or portfolios* distributed, managed and/or serviced by Voyageur.



Additionally:  (Please check any or all that apply)

[_] To the best of my knowledge the security indicated above is not being considered for purchase or sale by any accounts or portfolios* distributed, managed and/or serviced by Voyageur.

[_] The security indicated above will be [ ] acquired [ ] sold (check one) in a private placement or is not of an issuer publicly traded or registered with the SEC.

[_] The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after this purchase._____________________________________

[_] I wish to effect the above transaction which complies with the de minimis exemption since the transaction involves 2,000 shares or less and the issuer has a market capitalization of at least $1 billion. I also hereby certify that I have not received permission for this de minimis exemption in the last 30 days with regard to the security indicated above.

I SHALL DIRECT MY BROKERAGE FIRM TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.

__________________________________                     ________________________
SIGNATURE                                              TELEPHONE NUMBER


          PERMISSION IS EFFECTIVE ONLY ON THE DATE SHOWN BY THE LOG IN


*"ACCOUNTS OR PORTFOLIOS" ARE DEFINED AS ANY AND ALL INVESTMENT COMPANIES, PRIVATE ACCOUNTS AND ALL OTHER CLIENTS OF VOYAGEUR ASSET MANAGEMENT INC.


CONFIRMATION: NO TRANSACTION WITH RESPECT TO THE SECURITY INDICATED ABOVE IS KNOWN TO BE PENDING OR IN PROGRESS FOR ANY PORTFOLIO UNDER MANAGEMENT.


COMPLIANCE DEPARTMENT LOG IN                 TRADING DEPARTMENT CONTACT PERSONS
----------------------------                 ----------------------------------


 __________________________________          __________________________________
|                                  |         Contact Person - Equity
|                                  |
|                                  |
|__________________________________|         __________________________________
                                             Contact Person - Fixed Income



                                COMPLIANCE REVIEW
                                -----------------

FAX TO COMPLIANCE                            __________________________________
-----------------                            (Signature)

                                    EXHIBIT C

                         VOYAGEUR ASSET MANAGEMENT INC.
                       PRIVATE PLACEMENT PRE-APPROVAL FORM

Date: ______________________________________________________

PERSONAL INFORMATION

Name: __________________________________________________________________________

Department: ____________________________________________________________________

PRIVATE PLACEMENT INFORMATION

Date of Investment: _________________ Initial Investment: ______________________

Additional Investment(s): ______________________________________________________

Private Placement (Company) Name: ______________________________________________

Type of Company: ___________________________ Industry: _________________________

Percentage Owned: __________________ Relationship to Company: __________________

Is there any known relationship between the Company and Voyageur? ______________

If so, please describe the relationship. _______________________________________
___________________________

Are/will you be a member of the Board of Directors? ____________________________ If so, position held: __________________________________________________________

Senior Officers of Company: ____________________________________________________

How did you learn of the opportunity? __________________________________________

Additional Information: ________________________________________________________
___________________________

* I AM FULLY AWARE I MUST CONTINUE TO ABIDE BY VOYAGEUR'S CODE OF ETHICS, COMPLIANCE PROGRAM AND INSIDER TRADING REGULATIONS. TO MY KNOWLEDGE, I WILL NOT BE VIOLATING ANY FEDERAL/STATE/FIRM RULES OR REGULATIONS AND IF CIRCUMSTANCES CHANGE I WILL NOTIFY THE COMPLIANCE DEPARTMENT.

* I will notify the Compliance Department as I learn of the company going public or of any imminent public offering by the company.

Signature________________________________________________________   Date________

DEPARTMENTAL USE

Date Received: ___________________________
cc: Compliance Manager

                                    EXHIBIT D

                        ACKNOWLEDGMENT OF CODE OF ETHICS


     Please indicate below whether this is an initial acknowledgement, an annual acknowledgement, or an acknowledgement of an amended Code of Ethics.

____  Initial                      ____ Annual                    ____ Amended


              YOU MUST REVIEW THE ADVISER'S CODE OF ETHICS BEFORE COMPLETING THIS ACKNOWLEDGMENT. TERMS DEFINED IN THE CODE OF ETHICS HAVE THE SAME MEANINGS IN THIS ACKNOWLEDGMENT. YOU MUST GIVE THIS ACKNOWLEDGMENT DIRECTLY TO THE CHIEF COMPLIANCE OFFICER.









              I REPRESENT AND CERTIFY THAT I HAVE RECEIVED, READ, UNDERSTOOD AND WILL COMPLY WITH THE CODE OF ETHICS AND UNDERSTAND THAT I AM SUBJECT TO THE CODE. IF THIS IS AN ANNUAL CERTIFICATION, I FURTHER REPRESENT AND CERTIFY THAT I HAVE COMPLIED WITH THE CODE DURING THE PRECEDING YEAR OR ELSE HAVE DISCLOSED TO THE COMPLIANCE DEPARTMENT ALL NON-COMPLIANCE.



              PLEASE DIRECT QUESTIONS REGARDING THE COMPLETION OF THIS ACKNOWLEDGMENT TO THE CHIEF COMPLIANCE OFFICER.


                                        _______________________________________
                                                  Name of Employee


Dated: ___________________________,     _______________________________________
                                                Signature of Employee

                                    EXHIBIT E
                       QUARTERLY COMPLIANCE CERTIFICATION


THE UNDERSIGNED HEREBY:

1) Acknowledges having read and understood the Inside Information and Information Barriers Policy and the Code of Ethics;

2) Confirms that he/she clearly understand insider trading and tipping prohibitions, the rules for safeguarding Inside Information and the requirements for employee trading;

3) Confirms that all trades in securities (including those of Royal Bank of Canada) where pre-clearance was required under the Code of Ethics were pre-cleared except as disclosed below (set out below full particulars of any transaction(s) where trading occurred in the absence of the necessary pre-clearance);

4) Confirms that he/she has provided account numbers for all accounts held personally or over which they have decision making authority that involve trading in securities covered by the Code of Ethics and that all transactions required to be reported under the Code of Ethics have been reported;

5) Acknowledges and understands that violation of the Inside Information and Information Barriers Policy or the Code of Ethics will constitute grounds for disciplinary action that may include dismissal.


PLEASE DIRECT QUESTIONS REGARDING THE COMPLETION OF THIS ACKNOWLEDGMENT TO THE COMPLIANCE DEPARTMENT.


_______________________________________________________________________________
Name of Employee


Dated: ___________________________,          __________________________________
                                                         Signature of Employee

                                    EXHIBIT F

PRE-CLEARANCE REQUIREMENT REFERENCE CHART

The following chart contains many of the common investment instruments, though it is NOT all-inclusive.

                                                        PRE-CLEARANCE                          CONFIRMATION
TRANSACTION                                               REQUIRED?                              REQUIRED?

MUTUAL
     Mutual Funds (open-ended)                              No                                     No
     Tamarack Mutual Funds (open-ended)                     No                                     Yes
     Mutual Fund (closed-end)                               Yes                                    Yes
     Access Capital Strategies Community Investment
       Fund (closed-end)                                    Yes                                    Yes
     Unit Trusts                                            No                                     Yes
     Variable & Fixed Annuities                             No                                     No
     Exchange Traded Funds (ETFs)                           Yes                                    Yes

EQUITIES
     Royal Bank                                             Yes                                    Yes
     Common Stocks                                          Yes                                    Yes
     ADRs                                                   Yes                                    Yes
     DRIPS                                                  No                                     Yes
     Stock Splits                                           No                                     Yes
     Rights and Warrants (exercised)                        Yes                                    Yes
     Preferred Stock                                        Yes                                    Yes
     IPOs                                                   PROHIBITED                             PROHIBITED

OPTIONS (Stock)                                             Yes                                    Yes

FUTURES
     Currency                                               No                                     Yes
     Commodity                                              No                                     Yes
     S&P                                                    No                                     Yes

FIXED INCOME
     US Treasury                                            No                                     No
     CDs                                                    No                                     No
     Money Market                                           No                                     No

BONDS
     US Government                                          No                                     No
     Corporate                                              Yes                                    Yes
     Convertibles (converted)                               Yes                                    Yes
     Municipal                                              Yes                                    Yes

PRIVATE PLACEMENTS                                          Yes                                    Yes

LIMITED PARTNERSHIPS                                        Yes                                    Yes